                                                                  EXHIBIT 99.h12

               CUSTOMER IDENTIFICATION PROGRAM RELIANCE AGREEMENT

     THIS CUSTOMER IDENTIFICATION PROGRAM RELIANCE AGREEMENT is made and entered into this 26th day of April, 2004, by and among each of the open-end  management investment  companies  listed on SCHEDULE A,  attached  hereto,  as of the dates noted on such SCHEDULE A, together with all other open-end management investment companies  subsequently  established  and  made  subject  to this  Agreement  in accordance with Section 2 (the "Issuers").

     WHEREAS,  each of the Issuers is regulated by the  Securities  and Exchange
Commission ("SEC"), a federal functional regulator; and

     WHEREAS,  each of the  Issuers is subject  to an SEC rule  implementing  31
U.S.C.  5318(h)  (the "CIP  Rule"),  which  requires  the Issuers to implement a written Customer Identification Program ("CIP"); and

     WHEREAS,  each of the Issuers is part of the American  Century  mutual fund complex  and,  as  such,  has  adopted  and  implemented  the  American  Century
Anti-Money  Laundering Program (the "AML Program"),  including the CIP contained therein; and

     WHEREAS,  from  time  to  time a  shareholder  of one  of  the  Issuers  (a
"Predecessor Issuer") may seek to become a shareholder of another of the Issuers
(a  "Subsequent  Issuer"),  by exchange,  transfer,  investment  of new funds or otherwise; and

     WHEREAS,  it  is  reasonable  for  a  Subsequent  Issuer  to  rely  on  the performance  by a  Predecessor  Issuer (or its agent) of the  procedures  of the
American Century CIP; and

     WHEREAS, the CIP Rule contemplates and permits such reliance, provided that the Issuers enter into a contract with respect thereto;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties agree as follows:

     Section 1. Annual Certification

     Each Issuer shall certify annually to each of the other Issuers that it has implemented the AML Program and that it (or its agent) will perform the specific requirements of the CIP. Such  certification  shall be made substantially in the form set forth on SCHEDULE B, attached hereto.

     Section 2. Amendment

     This  Agreement and the  Schedules  forming a part hereto may be amended at any time by a writing  signed by each of the parties  hereto.  In the event that any additional  Issuers are to be made parties to this  Agreement,  whether such funds were in existence at the time of the effective  date of this  Agreement or subsequently formed,  SCHEDULE A hereto shall be amended to reflect the addition of such new Issuers and such new Issuers shall thereafter become parties hereto.
In the  event  that any of the  Issuers  listed on  SCHEDULE  A  terminates  its registration as a management investment company, or otherwise ceases operations,
SCHEDULE A shall be amended to reflect the deletion of such Issuers.

                              AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                MUNICIPAL FUNDS
                              AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                              AMERICAN CENTURY GOVERNMENT INCOME TRUST
                              AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                              AMERICAN CENTURY INVESTMENT TRUST
                              AMERICAN CENTURY MUNICIPAL TRUST
                              AMERICAN CENTURY MUTUAL FUNDS, INC.
                              AMERICAN CENTURY QUANTITATIVE EQUITY
                                FUNDS, INC
                              AMERICAN CENTURY STRATEGIC ASSET
                                ALLOCATIONS, INC.
                              AMERICAN CENTURY TARGET MATURITIES TRUST
                              AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                              AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                              AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                              By:  /s/ Charles A. Etherington
                                   -------------------------------------------
                                   Charles A. Etherington
                                   Vice President

                                   SCHEDULE A

   Issuers Covered by this Customer Identification Program Reliance Agreement

Issuer                                                       Date of Agreement
------                                                       -----------------

AMERICAN CENTURY CALIFORNIA TAX-FREE
    AND MUNICIPAL FUNDS                                       October 1, 2003
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.                     October 1, 2003
AMERICAN CENTURY GOVERNMENT INCOME TRUST                      October 1, 2003
AMERICAN CENTURY INTERNATIONAL BOND FUNDS                     October 1, 2003
AMERICAN CENTURY INVESTMENT TRUST                             October 1, 2003
AMERICAN CENTURY MUNICIPAL TRUST                              October 1, 2003
AMERICAN CENTURY MUTUAL FUNDS, INC.                           October 1, 2003
AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC                April 26, 2004
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.            October 1, 2003
AMERICAN CENTURY TARGET MATURITIES TRUST                      October 1, 2003
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                    October 1, 2003
AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.                 October 1, 2003
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.                     October 1, 2003

                                   SCHEDULE B

                          Form of Annual Certification

     Pursuant  to  that  certain   Customer   Identification   Program  Reliance
Agreement,  dated  April 26,  2004 (the  "Agreement"),  each of the  undersigned
Issuers hereby certifies to every other undersigned Issuer as follows:

     (1)  Each Issuer has implemented the American Century Anti-Money Laundering
          Program; and

     (2)  Each Issuer (or its agent) will perform the specific  requirements  of the American Century Customer Identification Program.

                              AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                MUNICIPAL FUNDS
                              AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                              AMERICAN CENTURY GOVERNMENT INCOME TRUST
                              AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                              AMERICAN CENTURY INVESTMENT TRUST
                              AMERICAN CENTURY MUNICIPAL TRUST
                              AMERICAN CENTURY MUTUAL FUNDS, INC.
                              AMERICAN CENTURY QUANTITATIVE EQUITY
                                FUNDS, INC.
                              AMERICAN CENTURY STRATEGIC ASSET
                                 ALLOCATIONS, INC.
                              AMERICAN CENTURY TARGET MATURITIES TRUST
                              AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                              AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                              AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                              By:
                                      -----------------------------------------
                                      [Name]
                                      [Title]

                              Dated:
                                      -----------------------------------------